Exhibit 99.1
Press Release

Investors:	Media:

Parag Bhansali	Michelle Kersch
(904) 854-8640	(904) 854-5043
Lender Processing Services, Inc. Reports Strong Fourth Quarter Earnings
Year-over-year revenues increase 28.3%
Adjusted EPS of 82 cents per diluted share
     JACKSONVILLE, Fla. — February 8, 2010 — Lender Processing Services, Inc. (NYSE:LPS), a leading provider of integrated technology and services to the mortgage and real estate industries, today reported consolidated revenues of $608.1 million for the fourth quarter of 2009, an increase of 28.3% compared to the fourth quarter of 2008, and net earnings of $74.9 million or 77 cents per diluted share.
     Adjusted net earnings for the fourth quarter of 2009 were $79.6 million, or 82 cents per diluted share, compared to $60.9 million, or 64 cents per diluted share in the fourth quarter of 2008. Adjusted net earnings in the current quarter include an adjustment for purchase price amortization of 5 cents per diluted share while the prior year quarter included a similar adjustment of 7 cents per diluted share.
     “LPS had a strong fourth quarter despite challenging market conditions and a fragile macro-economic environment. LPS with its market-leading presence and its unique technology-driven solutions for the mortgage and real estate industries, remains well positioned to achieve its growth objectives in 2010 and beyond,” said Lee A. Kennedy, Executive Chairman of LPS. “Our Loan Facilitation business posted record growth as it benefitted from a better year-over-

year origination market while our Default Services business continued to deliver very strong results. Also, our Mortgage Processing and other technology businesses had another outstanding quarter. During 2009, we continued to strengthen our balance sheet and increase our financial flexibility by paying down $262 million in debt,” added Jeff Carbiener, President and CEO of LPS.
     Operating income of $140.9 million in the quarter compared to $121.6 million in the fourth quarter of 2008. Operating margins were below fourth quarter 2008 primarily due to certain one-time benefits in last year’s quarter. Operating margins were however consistent with third quarter of 2009.
     Full year 2009 revenues of $2.4 billion were a solid 29.0% above 2008 while net earnings of $275.7 million in 2009 compared to $230.9 million in the prior year. Adjusted net earnings for full year 2009 of $300.3 million were a record 30.2% higher than pro forma adjusted net earnings in 2008.
     Adjusted free cash flow (net cash provided by operating activities minus certain non-recurring expenses and additions to property, equipment and computer software) for full year 2009 of $349.2 million was well above the $276.5 million for 2008 (which also reflects the impact of pro forma interest expense for the first six months of 2008) primarily due to strong operating results combined with greater efficiency in working capital management.
Technology, Data and Analytics (TD&A)
     Revenues for the segment were $189.4 million compared to $149.1 million in the fourth quarter of 2008 while operating income of $63.5 million compared to $53.5 million in the prior year period. Mortgage Processing revenues of $104.2 million were 17.9% above the fourth quarter of 2008, primarily due to the addition of the JPMorgan Chase portfolio onto our mortgage servicing platform. Other TD&A revenues increased by 40.3% to $85.2 million compared to the same period last year, primarily due to strong growth in Data and Analytics services, our Desktop application, and the impact of the FNRES acquisition completed in the first quarter of 2009. Excluding the impact of FNRES, Other TD&A revenues were up a strong 23.6%. Overall operating income for TD&A grew mainly due to higher contributions from Mortgage Processing and Data & Analytics.
Loan Transaction Services (LTS)
     Revenues for the segment increased by 28.7% to $421.6 million compared to the fourth quarter of 2008 while operating income of $97.2 million compared to $84.1 million in the prior year quarter. Loan Facilitation Services revenues of $142.9 million were up 70.3% compared to the prior year quarter, primarily due to higher settlement services and increased appraisal volumes. Default Services revenues of $278.6 million increased 14.3% over the fourth quarter of 2008, primarily due to growth in the default market and our ability to continue to gain market share. Overall operating income for LTS was higher mainly due to higher income in loan origination related offerings, such as settlement services and appraisal.
Corporate and Other
     Net corporate expenses were $19.8 million compared to $16.1 million in the fourth quarter of 2008 and were higher primarily due to higher incentive compensation expenses in the current quarter driven by the strong operating results.
     The company announced that its Board of Directors had authorized a share repurchase program of $150 million that replaced the previous authorization of $75 million. The company noted that it had repurchased 1.024 million shares for $39.2 million and $8.0 million of its public bonds under the previous authorization.
Outlook
     “We had an exceptional year in 2009 and while the broader economy and the real estate market in particular remain challenging, LPS has a strong presence in each of its businesses and is well positioned to grow revenue and earnings in 2010,” said Jeff Carbiener. “Building on the strong 2009 results, we expect first quarter 2010 adjusted earnings to be in the range of 78-80 cents per diluted share. For full year 2010, we expect revenues to grow 8%-10% compared to 2009 and adjusted earnings to be in the $3.49-$3.56 per diluted share range.”
Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, LPS reports several non-GAAP measures, including “adjusted net earnings” (GAAP net earnings adjusted for the impact of certain non-recurring adjustments, if applicable, plus the after-tax purchase price amortization of intangible assets added through acquisitions), “adjusted net earnings per diluted share” (adjusted net earnings divided by diluted weighted average shares), “pro forma adjusted net earnings” (adjusted net earnings less pro forma interest expense on our debt facilities for the first six months of 2008 as if such facilities had been outstanding as of January 1, 2008), “pro forma adjusted net earnings per diluted share” (pro forma adjusted net earnings divided by diluted weighted average shares), “adjusted free cash flow” (net cash provided by operating activities less additions to property, equipment and computer software, as well as non-recurring adjustments, if applicable), and “pro forma adjusted free cash flow” (adjusted free cash flow less pro forma interest expense on our debt facilities for the first six months of 2008 as if such facilities had been outstanding as of January 1, 2008). LPS provides these measures because it believes that they are helpful to investors in comparing year-over-year performance in light of our 2008 spin-off from Fidelity National Information Services, Inc. (FIS), and to better understand our financial performance, competitive position and future prospects. Non-GAAP measures should be considered in conjunction with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. A reconciliation of these non-GAAP measures to related GAAP measures is included in the attachments to this release.

Conference Call and Webcast
     LPS will host a conference call to discuss these results on Tuesday, February 9, 2010, at 8:00 a.m. Eastern time. Interested parties are invited to listen to the live webcast by logging on to the Investor Relations section at www.lpsvcs.com. Supplemental materials will be available on the website. Those wishing to participate via the conference call may do so by calling 866-823-5035. A replay of the webcast will be available on the website shortly after the call where it will be archived for one month. A replay of the conference call will be available through February 16, 2010 by dialing 888-203-1112 (access code: 6799466).
     To access a printer friendly version of this release and accompanying exhibits, go to http://www.lpsvcs.com/investor.
About Lender Processing Services
     Lender Processing Services, Inc. (LPS) is a leading provider of integrated technology and services to the mortgage and real estate industries. LPS offers solutions that span the mortgage continuum, including lead generation, origination, workflow automation (Desktop), servicing, portfolio retention and default, augmented by the company’s award-winning customer support and professional services. Approximately 50 percent of all U.S. mortgages by dollar volume are serviced using LPS’ Mortgage Servicing Package (MSP). In fact, many of the nation’s top servicers rely on MSP, including eight of the top 10 and 14 of the top 20. LPS also offers proprietary mortgage and real estate data and analytics for the mortgage and capital markets industries. For more information about LPS, visit www.lpsvcs.com.
Forward-Looking Statements
     This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical facts, including statements about our beliefs and expectations. Forward-looking statements are based on management’s beliefs, as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to adapt our services to changes in technology or the marketplace; the impact of adverse changes in the level of real estate activity on demand for certain of our services; the elimination of existing and potential customers as a result of failures and consolidations in the banking and financial services industries; the effects of our substantial leverage on our ability to make acquisitions and invest in our business; changes to the laws, rules and regulations that regulate our businesses as a result of the current economic and financial environment; changes in general economic, business and political conditions, including changes in the financial markets; the impact of any potential defects, development delays, installation difficulties or system failures on our business and reputation; risks associated with protecting information security and privacy; risks associated with our spin-off from Fidelity National Information Services, Inc., including limitations on our strategic and operating flexibility as a result of the tax-free nature of the spin-off; and other risks and uncertainties detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K, the Company’s subsequent reports on Form 10-Q and other filings with the Securities and Exchange Commission.
###

Exhibit A
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2009	2008	2009	2008
	(In thousands)
Processing and services revenues	$608,133	$473,921	$2,370,548	$1,837,590
Cost of revenues	403,174	294,069	1,571,003	1,176,479

Gross profit	204,959	179,852	799,545	661,111
Selling, general and administrative expenses	64,059	58,298	267,339	229,875

Operating income	140,900	121,554	532,206	431,236
Other income (expense):
Interest income	405	566	1,654	1,605
Interest expense	(19,896)	(25,306)	(84,630)	(49,927)
Other expense, net	(31)	(4)	(248)	273

Total other income (expense)	(19,522)	(24,744)	(83,224)	(48,049)

Earnings from continuing operations before income taxes and equity in losses of unconsolidated entity	121,378	96,810	448,982	383,187
Provision for income taxes	46,427	35,455	171,735	146,569

Earnings from continuing operations before equity in losses of unconsolidated entity	74,951	61,355	277,247	236,618
Equity in losses of unconsolidated entity	—	(833)	(37)	(4,687)

Earnings from continuing operations	74,951	60,522	277,210	231,931
Discontinued operation, net of tax	—	(6,045)	(504)	158

Net earnings	74,951	54,477	276,706	232,089
Noncontrolling minority interest	(50)	(148)	(977)	(1,201)

Net earnings attributable to Lender Processing Services, Inc.	$74,901	$54,329	$275,729	$230,888

Exhibit B
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	December 31,	December 31,
	2009	2008
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$70,528	$125,966
Trade receivables, net of allowance for doubtful accounts	401,333	344,848
Other receivables	3,770	17,393
Due from afflilates	—	2,713
Prepaid expenses and other current assets	26,985	22,030
Deferred income taxes	47,528	40,757

Total current assets	550,144	553,707

Property and equipment, net of accumulated depreciation	113,108	95,542
Computer software, net of accumulated amortization	185,376	157,539
Other intangible assets, net of accumulated amortization	72,796	83,489
Goodwill	1,166,142	1,091,056
Other non-current assets	109,738	122,300

Total assets	$2,197,304	$2,103,633

Liabilities and Equity
Current liabilities:
Current portion of long-term debt	$40,100	$145,101
Trade accounts payable	38,166	31,720
Accrued salaries and benefits	54,376	36,492
Recording and transfer tax liabilities	15,208	14,639
Due to affiliates	3,321	1,573
Other accrued liabilities	151,601	101,612
Deferred revenues	66,602	51,628

Total current liabilities	369,374	382,765

Deferred revenues	37,681	40,343
Deferred income taxes, net	65,215	36,557
Long-term debt, net of current portion	1,249,250	1,402,350
Other non-current liabilities	19,926	39,217

Total liabilities	1,741,446	1,901,232

Equity:
Lender Processing Services, Inc. stockholders’ equity:
Preferred stock $0.0001 par value; 50 million shares authorized, none issued at December 31, 2009 or 2008, respectively	—	—
Common stock $0.0001 par value; 500 million shares authorized, 97.0 million and 95.3 million shares issued at December 31, 2009 and 2008, respectively	10	9
Additional paid-in capital	173,424	111,849
Retained earnings	330,963	93,540
Accumulated other comprehensive loss	(7,630)	(13,667)
Treasury stock $0.0001 par value; 1,209,920 and 19,870 shares at December 31, 2009 and 2008, respectively	(40,909)	(582)

Total Lender Processing Services, Inc. stockholders’ equity	455,858	191,149
Noncontrolling minority interest	—	11,252

Total equity	455,858	202,401

Total liabilities and equity	$2,197,304	$2,103,633

Exhibit C
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Year ended December 31,
	2009	2008
	(In thousands)
Cash flows from operating activities:
Net earnings attributable to Lender Processing Services, Inc.	$275,729	$230,888

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	97,922	93,416
Amortization of debt issuance costs	5,404	3,002
Gain on sale of discontinued operation	(2,574)	—
Deferred income taxes, net	25,463	(28)
Stock-based compensation cost	28,042	21,513
Tax benefit associated with equity compensation	(2,921)	(533)
Equity in losses of unconsolidated entity	37	4,687
Noncontrolling minority interest	977	1,201

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(49,602)	(57,918)
Other receivables	13,637	(9,423)
Prepaid expenses and other assets	(11,578)	11,666
Deferred revenues	11,316	10,501
Accounts payable and other liabilities	51,836	54,888

Net cash provided by operating activities	443,688	363,860

Cash flows from investing activities:
Additions to property and equipment	(40,890)	(23,012)
Additions to capitalized software	(57,885)	(39,276)
Acquisition of title plants	(17,219)	—
Acquisitions, net of cash acquired	(31,103)	(19,938)
Proceeds from sale of discontinued operation, net of cash distributed	(32,638)	—

Net cash used in investing activities	(179,735)	(82,226)

Cash flows from financing activities:
Borrowings	—	25,700
Debt service payments	(254,497)	(63,272)
Stock options exercised	8,098	1,448
Tax benefit associated with equity compensation	2,921	533
Cash dividends paid	(38,306)	(19,053)
Capitalized debt issuance costs	—	(25,735)
Repurchase of minority interests in subsidiary	(6,850)	—
Net distributions to FIS	—	(114,855)
Treasury stock purchases	(22,757)	—
Bond repurchases	(8,000)	—

Net cash used in financing activities	(319,391)	(195,234)
Net (decrease) increase in cash and cash equivalents	(55,438)	86,400
Cash and cash equivalents, beginning of period	125,966	39,566

Cash and cash equivalents, end of period	$70,528	$125,966

Supplemental disclosures of cash flow information:
Cash paid for interest	$81,698	$32,330

Cash paid for taxes	$154,595	$62,229

Non-cash contribution of stock compensation by FIS	$—	$9,120

Non-cash redistribution of assets to FIS	$434	$(1,308)

Non-cash consideration received from sale of discontinued operation	$40,310	$—

Non-cash consideration issued in acquisition of business	$(5,162)	$—

Non-cash exchange of FIS note	$—	$(1,585,000)

Exhibit D
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION — UNAUDITED
(In thousands)

	Year ended December 31,		Quarter ended
	2009	2008	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. Revenues — Continuing Operations

Technology, Data and Analytics (TD&A):
Mortgage Processing	$387,874	$334,184	$104,184	$102,973	$89,567	$91,150	$88,364	$83,592	$82,062	$80,166
Other TD&A	319,611	231,466	85,247	83,313	82,322	68,729	60,754	55,372	59,682	55,658

Total	707,485	565,650	189,431	186,286	171,889	159,879	149,118	138,964	141,744	135,824

Loan Transaction Services:
Loan Facilitation Services	547,300	431,673	142,919	136,657	148,510	119,214	83,914	87,629	118,091	142,039
Default Services	1,137,313	851,828	278,647	303,823	299,534	255,309	243,736	241,844	197,223	169,025

Total	1,684,613	1,283,501	421,566	440,480	448,044	374,523	327,650	329,473	315,314	311,064

Corporate and Other	(21,550)	(11,561)	(2,864)	(7,339)	(6,762)	(4,585)	(2,847)	(1,675)	(3,711)	(3,328)

Total Revenue	$2,370,548	$1,837,590	$608,133	$619,427	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560

Revenue Growth from Prior Year Period

Technology, Data and Analytics:
Mortgage Processing	16.1%	-1.6%	17.9%	23.2%	9.1%	13.7%	-4.9%	2.9%	-1.4%	-2.6%
Other TD&A	38.1%	0.4%	40.3%	50.5%	37.9%	23.5%	14.6%	-5.5%	1.5%	-7.4%

Total	25.1%	-0.8%	27.0%	34.1%	21.3%	17.7%	2.2%	-0.6%	-0.2%	-4.6%

Loan Transaction Services:
Loan Facilitation Services	26.8%	-28.2%	70.3%	55.9%	25.8%	-16.1%	-39.6%	-42.8%	-28.3%	-1.3%
Default Services	33.5%	80.1%	14.3%	25.6%	51.9%	51.0%	68.3%	97.1%	89.7%	66.5%

Total	31.3%	19.5%	28.7%	33.7%	42.1%	20.4%	15.4%	19.4%	17.3%	26.7%

Corporate and Other	n/m	n/m	0.6%	338.1%	n/m	n/m	n/m	n/m	n/m	n/m

Total Revenue	29.0%	12.1%	28.3%	32.7%	35.3%	19.4%	11.0%	13.3%	10.0%	14.4%

2. Depreciation and Amortization — Continuing Operations

Depreciation and Amortization	$61,331	$51,075	$15,932	$15,894	$15,431	$14,074	$13,697	$12,594	$11,286	$13,498
Purchase Price Amortization	30,749	40,018	7,654	7,608	7,404	8,083	10,711	10,627	8,980	9,700
Other Amortization	5,837	2,244	1,713	1,542	753	1,829	596	579	594	475

Total Depreciation and Amortization	$97,917	$93,337	$25,299	$25,044	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

3. Stock Compensation Expense (1)

Stock Compensation Expense, Excluding Acceleration Charges	$27,243	$21,375	$7,678	$7,062	$6,459	$6,044	$6,603	$5,790	$4,295	$4,687
Stock Acceleration Expense	799	138	—	—	—	799	—	—	138	—

Total Stock Compensation Expense	$28,042	$21,513	$7,678	$7,062	$6,459	$6,843	$6,603	$5,790	$4,433	$4,687

4. EBIT — Discontinued Operations (2)

Revenue	$296	$24,319	$—	$—	$—	$296	$2,204	$5,916	$7,033	$9,166
Cost of Sales	503	6,379	—	—	—	503	1,571	1,521	1,499	1,788
Selling, General and Administrative Expenses	499	8,982	—	—	—	499	1,814	1,837	2,212	3,119

Operating Income	(706)	8,958	—	—	—	(706)	(1,181)	2,558	3,322	4,259
Less Non-recurring Charges:
Restructuring Costs	—	—	—	—	—	—	—	—	—	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$(706)	$8,958	$—	$—	$—	$(706)	$(1,181)	$2,558	$3,322	$4,259

Depreciation and Amortization	$5	$79	$—	$—	$—	$5	$17	$19	$20	$23

(1)	As the Company does not allocate stock compensation expense to the individual business units, there is no related expense associated with the discontinued operation.

(2)	The business unit included in discontinued operations has historically been reported as a component of Loan Facilitation Services in the Loan Transaction Services reporting segment.

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Year ended December 31,		Quarter ended
	2009	2008	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
1. EBIT — Continuing Operations

Consolidated
Revenue	$2,370,548	$1,837,590	$608,133	$619,427	$613,171	$529,817	$473,921	$466,762	$453,347	$443,560
Cost of Sales	1,571,003	1,176,479	403,174	409,113	404,014	354,702	294,069	300,560	293,464	288,386
Selling, General and Administrative Expenses	267,339	229,875	64,059	66,671	65,431	71,178	58,298	57,909	58,570	55,098

Operating Income	532,206	431,236	140,900	143,643	143,726	103,937	121,554	108,293	101,313	100,076

Less Non-recurring Charges:
Restructuring Costs	8,186	2,353	—	—	—	8,186	—	—	2,353	—
LPS Spin Related Costs	—	2,963	—	—	—	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	138	—	—	—	799	—	—	138	—

EBIT, as adjusted	$541,191	$436,690	$140,900	$143,643	$143,726	$112,922	$121,554	$108,293	$105,764	$101,079

EBIT Margin, as adjusted	22.8%	23.8%	23.2%	23.2%	23.4%	21.3%	25.6%	23.2%	23.3%	22.8%

Depreciation and Amortization	$97,917	$93,337	$25,299	$25,044	$23,588	$23,986	$25,004	$23,800	$20,860	$23,673

Technology, Data and Analytics

Revenue	$707,485	$565,650	$189,431	$186,286	$171,889	$159,879	$149,118	$138,964	$141,744	$135,824
Cost of Sales	402,411	309,969	107,368	105,651	98,929	90,463	80,482	73,980	81,397	74,110
Selling, General and Administrative Expenses	70,717	64,640	18,571	18,256	17,824	16,066	15,121	15,790	17,471	16,258

Operating Income	234,357	191,041	63,492	62,379	55,136	53,350	53,515	49,194	42,876	45,456

Less Non-recurring Charges:
Restructuring Costs	—	2,178	—	—	—	—	—	—	2,178	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$234,357	$193,219	$63,492	$62,379	$55,136	$53,350	$53,515	$49,194	$45,054	$45,456

EBIT Margin, as adjusted	33.1%	34.2%	33.5%	33.5%	32.1%	33.4%	35.9%	35.4%	31.8%	33.5%

Depreciation and Amortization	$69,477	$61,205	$18,066	$17,595	$16,441	$17,375	$15,990	$15,229	$13,971	$16,015

Loan Transaction Services

Revenue	$1,684,613	$1,283,501	$421,566	$440,480	$448,044	$374,523	$327,650	$329,473	$315,314	$311,064
Cost of Sales	1,190,238	879,031	298,723	311,230	311,349	268,936	217,242	228,283	215,838	217,668
Selling, General and Administrative Expenses	107,769	105,299	25,681	27,665	27,064	27,359	26,314	26,487	27,154	25,344

Operating Income	386,606	299,171	97,162	101,585	109,631	78,228	84,094	74,703	72,322	68,052

Less Non-recurring Charges:
Restructuring Costs	—	163	—	—	—	—	—	—	163	—
LPS Spin Related Costs	—	—	—	—	—	—	—	—	—	—
Acceleration of Performance-Based Shares	—	—	—	—	—	—	—	—	—	—

EBIT, as adjusted	$386,606	$299,334	$97,162	$101,585	$109,631	$78,228	$84,094	$74,703	$72,485	$68,052

EBIT Margin, as adjusted	22.9%	23.3%	23.0%	23.1%	24.5%	20.9%	25.7%	22.7%	23.0%	21.9%

Depreciation and Amortization	$20,310	$25,132	$5,281	$5,295	$5,126	$4,608	$7,028	$6,651	$5,290	$6,163

Corporate and Other

Revenue	$(21,550)	$(11,561)	$(2,864)	$(7,339)	$(6,762)	$(4,585)	$(2,847)	$(1,675)	$(3,711)	$(3,328)
Cost of Sales	(21,646)	(12,521)	(2,917)	(7,768)	(6,264)	(4,697)	(3,655)	(1,703)	(3,771)	(3,392)
Selling, General and Administrative Expenses	88,853	59,936	19,807	20,750	20,543	27,753	16,863	15,632	13,945	13,496

Operating Income	(88,757)	(58,976)	(19,754)	(20,321)	(21,041)	(27,641)	(16,055)	(15,604)	(13,885)	(13,432)

Less Non-recurring Charges:
Restructuring Costs	8,186	12	—	—	—	8,186	—	—	12	—
LPS Spin Related Costs	—	2,963	—	—	—	—	—	—	1,960	1,003
Acceleration of Performance-Based Shares	799	138	—	—	—	799	—	—	138	—

EBIT, as adjusted	$(79,772)	$(55,863)	$(19,754)	$(20,321)	$(21,041)	$(18,656)	$(16,055)	$(15,604)	$(11,775)	$(12,429)

Depreciation and Amortization	$8,130	$7,000	$1,952	$2,154	$2,021	$2,003	$1,986	$1,920	$1,599	$1,495

Exhibit E
LENDER PROCESSING SERVICES, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In thousands, except per share data)

	Year ended December 31,		Quarter ended
	2009	2008	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
2. Net Earnings — Reconciliation

Net Earnings	$275,729	230,888	$74,901	$75,542	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732

Less Non-recurring Charges:
Restructuring Costs, net of tax	5,055	1,440	—	—	—	5,055	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	—	—	1,200	614
Acceleration of Performance-Based Shares, net of tax	493	84	—	—	—	493	—	—	84	—
Impact of change in tax rate on non-recurring items	—	(223)	—	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	281,277	234,003	74,901	75,542	75,240	55,594	54,106	51,281	66,270	62,346

Pro Forma Interest Expense, net of tax (1)	—	28,131	—	—	—	—	—	—	13,951	14,180

Pro Forma Net Earnings	281,277	205,872	74,901	75,542	75,240	55,594	54,106	51,281	52,319	48,166

Purchase Price Amortization, net of tax (2)	18,987	24,751	4,726	4,698	4,572	4,991	6,815	6,504	5,496	5,936

Pro Forma Adjusted Net Earnings	$300,264	$230,623	$79,627	$80,240	$79,812	$60,585	$60,921	$57,785	$57,815	$54,102

Pro Forma Net Earnings Per Share	$2.93	$2.15	$0.77	$0.78	$0.78	$0.58	$0.57	$0.54	$0.55	$0.49

Pro Forma Adjusted Net Earnings Per Share (3)	$3.12	$2.41	$0.82	$0.83	$0.83	$0.64	$0.64	$0.61	$0.61	$0.55

Pro Forma Diluted Weighted Average Shares (3)	96,152	95,754	96,781	96,399	96,133	95,284	95,126	95,223	95,070	97,597

3. Cashflow — Reconciliation

Cash Flows from Operating Activities:

Net Earnings	$275,729	$230,888	$74,901	$75,542	$75,240	$50,046	$54,329	$51,281	$63,546	$61,732
Less Non-recurring Charges:
Restructuring Costs, net of tax	4,304	1,440	—	—	—	4,304	—	—	1,440	—
LPS Spin Related Costs, net of tax	—	1,814	—	—	—	—	—	—	1,200	614
Impact of change in tax rate on non-recurring items	—	(223)	—	—	—	—	(223)	—	—	—

Net Earnings, excluding non-recurring items	280,033	233,919	74,901	75,542	75,240	54,350	54,106	51,281	66,186	62,346

Pro Forma Interest Expense, net of tax	—	28,131	—	—	—	—	—	—	13,951	14,180

Pro Forma Adjusted Net Earnings	280,033	205,788	74,901	75,542	75,240	54,350	54,106	51,281	52,235	48,166

Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	152,350	123,258	60,281	32,279	31,700	28,090	30,081	32,420	18,262	42,495
Working capital adjustments	15,609	9,714	13,369	(16,954)	21,957	(2,763)	32,158	26,908	(91,474)	42,122

Net cash provided by operating activities	447,992	338,760	148,551	90,867	128,897	79,677	116,345	110,609	(20,977)	132,783

Capital expenditures included in investing activities	(98,775)	(62,288)	(30,913)	(19,455)	(25,836)	(22,571)	(23,946)	(13,205)	(14,344)	(10,793)

Pro Forma Adjusted Net Free Cash Flow	$349,217	$276,472	$117,638	$71,412	$103,061	$57,106	$92,399	$97,404	$(35,321)	$121,990

Notes:

(1)
Pro forma interest expense for each of the two quarters in the period ended June 30, 2008 represents the interest expense associated with the $1,610.7 million in debt incurred by us in connection with the spin-off assuming the spin-off occurred on January 1, 2007. Our new bank debt bears interest at a floating rate which we estimate would have been 4.96% on the revolving credit agreement, Term Loan A and Term Loan B based on the one month LIBOR rate on June 30, 2008 (2.46%) plus a spread of 2.5%. Our new senior notes bear interest at a fixed rate of 8.125%. Amortization of capitalized debt issuance costs in connection with the borrowings included in pro forma interest expense total approximately $2.7 million for the six months ended June 30, 2008. These projections also reflect principal paydowns of approximately $36.3 million ($35 million of Term Loan A, $1.3 million of Term Loan B) per quarter under the credit agreement (other than in the first quarter after closing, in which only $1.3 million is payable) and the paydown of the revolver of $25.7 million during the first quarter of 2007.

(2)
Purchase price amortization, net of tax represents the periodic amortization of intangible assets acquired through business acquisitions primarily relating to customer lists, trademarks and non-compete agreements.

(3)
Pro forma earnings per share and pro forma diluted weighted average shares for the quarter ended June 30, 2008 are provided based on the 94,611 shares of Lender Processing Services, Inc. common stock issued to FIS shareholders on the July 2, 2008 spin date along with dilutive common stock equivalents calculated under the treasury stock method using the $33 per share closing price of LPS on July 2, 2008 as the average market price and the number of LPS options and awards issued to our employees per the terms of the spin-off. Pro forma earnings per share and pro forma diluted weighted average shares for all other periods presented above are based on the pro forma diluted shares as included in the Company’s Form 10 filed on June 20, 2008.